Exhibit 5.4

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

December 11, 2025

PennyMac Mortgage Investment Trust

PennyMac Corp.

3043 Townsgate Road

Westlake Village, California 91361

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 333-280211 and 333-280211-01) (as so amended by Post-Effective Amendment No. 1, the “Registration Statement”) being filed by PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), and PennyMac Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Company, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering the offer and sale of (1) an additional class of securities of PennyMac Corp. consisting of its 8.500% Exchangeable Senior Notes due 2029 (the “2029 Exchangeable Notes”) and (2) the related full and unconditional guarantees of such 2029 Exchangeable Notes by the Company (the “Guarantees”). The 2029 Exchangeable Notes and the Guarantees are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement, the Securities will be issued under an Indenture, dated as of April 30, 2013 (the “Base Indenture”), among PennyMac Corp., as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture thereto, dated as of May 24, 2024 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “2029 Exchangeable Notes Indenture”), and one or more officers’ certificates thereunder. The Indenture has been filed as an exhibit to the Registration Statement. The Indenture, any officers’ certificates and any certificates evidencing any of the Securities are hereinafter called, collectively, the “Transaction Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement and the exhibits thereto. We have also relied upon the resolutions adopted by the board of trustees of the Company (the “PMT Board”) and the board of directors of PennyMac Corp. (the “PennyMac Corp. Board” and, together with the PMT Board, the “Boards”), in each case relating to the Registration Statement. We have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and PennyMac Corp. and others, including the Articles of Amendment and Restatement of the Company (the “Articles”) and the Second Amended and Restated Bylaws of the Company (the “PMT Bylaws”), and the Certificate of Incorporation, as amended, of PennyMac Corp. (the “PennyMac Corp. Certificate of Incorporation”) and the Bylaws of PennyMac Corp. (the “PennyMac Corp. Bylaws”), and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us. The Articles, the PMT Bylaws, the PennyMac Corp. Certificate of Incorporation and the PennyMac Corp. Bylaws are collectively referred to herein as the “Governing Documents.” As to facts relevant to the opinion expressed herein, we have relied, without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and PennyMac Corp.

PennyMac Mortgage Investment Trust

PennyMac Corp.

December 11, 2025

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the 2029 Exchangeable Notes covered by the Registration Statement and related Guarantees will constitute valid and binding obligations of PennyMac Corp., in the case of such 2029 Exchangeable Notes, and the Company, in the case of such related Guarantees, when: (i) the Registration Statement, as finally amended (including any necessary additional post-effective amendments), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such 2029 Exchangeable Notes and such related Guarantees shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary trust action shall have been taken by the Company in accordance with the Articles and the PMT Bylaws, and all necessary corporate action shall have been taken by PennyMac Corp. in accordance with the PennyMac Certificate of Incorporation and the PennyMac Corp. Bylaws, to authorize the form, terms, execution, delivery, performance, issuance and sale of such 2029 Exchangeable Notes and such related Guarantees, as applicable, as contemplated by the Registration Statement and the prospectus supplement relating to such 2029 Exchangeable Notes and such related Guarantees and the Indenture and, as applicable, to authorize the execution, delivery and performance of an officers’ certificate establishing the form and terms of such 2029 Exchangeable Notes as contemplated by the Indenture; (iv) an officers’ certificate establishing the form and terms of such 2029 Exchangeable Notes and such related Guarantees shall have been duly executed and delivered by duly authorized officers of PennyMac Corp. and the Company, in each case in accordance with the provisions of the applicable Governing Documents, resolutions of each Board or a duly authorized committee thereof and the Indenture; and (v) the certificates evidencing such 2029 Exchangeable Notes shall have been duly executed and delivered by PennyMac Corp.,

PennyMac Mortgage Investment Trust

PennyMac Corp.

December 11, 2025

authenticated by the Trustee and issued, and the notation of guarantee evidencing such related Guarantees shall have been duly executed and delivered by the Company, all in accordance with the applicable Governing Documents, resolutions of each Board or a duly authorized committee thereof, the Indenture and the officers’ certificate establishing the form and terms of such 2029 Exchangeable Notes, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company and PennyMac Corp. of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities will not (A) contravene or violate the applicable Governing Documents, resolutions adopted by the PMT Board or the PennyMac Corp. Board, as applicable, or a duly authorized committee thereof with respect to the Company or PennyMac Corp., as applicable, the laws of the State of Maryland or the Delaware General Corporation Law (“DGCL”), as applicable, or any other law, rule or regulation applicable to the Company or PennyMac Corp., (B) result in a default under or breach of, or create a lien under, any agreement or instrument binding upon the Company or PennyMac Corp., as applicable, or any order, judgment or decree of any court or governmental authority applicable to the Company or PennyMac Corp., or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

PennyMac Mortgage Investment Trust

PennyMac Corp.

December 11, 2025

(iii) the authorization thereof by the Company or PennyMac Corp., as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv) the Governing Documents, as currently in effect, will not have been modified or amended and will be in full force and effect;

(v) the form, terms, execution, delivery and performance of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities shall have been duly authorized and approved by the applicable Board or a duly authorized committee thereof or by duly authorized officers of the Company or PennyMac Corp., acting pursuant to authority delegated to such officers by the applicable Board or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, the applicable Governing Documents, any applicable resolutions of the applicable Board or any duly authorized committee thereof with respect to the Company or PennyMac Corp., as applicable, the applicable Transaction Documents, the laws of the State of Maryland or the DGCL, as applicable, and any other applicable laws, rules or regulations; and

(vi) the terms of such Securities will be accurately reflected in the applicable Transaction Documents and any other instruments, agreements and certificates governing, evidencing or establishing the forms and terms of such Securities, and the issuance, sale and delivery of such Securities will not be subject to any preemptive or other similar rights.

We have further assumed that the Transaction Documents will be governed by and construed in accordance with the laws of the State of New York.

With respect to each Transaction Document and other instrument or agreement referred to in or otherwise relevant to the opinion set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinion set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company or PennyMac Corp. and is expressly covered by our opinion set forth herein.

PennyMac Mortgage Investment Trust

PennyMac Corp.

December 11, 2025

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws, the blue sky laws, the real estate syndication laws or the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Various issues pertaining to Maryland law, including the due authorization of the Securities by the Company, are addressed in the opinion of Venable LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of that opinion are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP